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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333- ) and related Prospectus of Omega Healthcare Investors, Inc. for the registration of $5,750,000 6.95% Notes Due 2007 of our reports dated March 28, 1997, with respect to the consolidated financial statements of Omega Healthcare Investors, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1996 and the related financial statement schedules included therein, filed with the Securities and Exchange Commission.

                                                 /s/ ERNST & YOUNG LLP

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Detroit, Michigan
July 28, 1997